Exhibit 10.4

                        EXECUTIVE EMPLOYMENT AGREEMENT
        THIS AGREEMENT IS SUBJECT TO MANDATORY AND BINDING ARBITRATION


      This Employment Agreement (the "Agreement") is entered into as of December 31, 2004 (the "Effective Date"), by and between First Cash
 Financial Services, Inc. (the "Company"), a Delaware corporation, and J. Alan Barron (the "Executive").

      WHEREAS, Executive is presently employed by the Company pursuant to an employment agreement entered into as of January 1, 2003, between the parties (said agreement and all previous amendments and/or addenda hereinafter referred to as the "Old Employment Agreement"), and the parties desire to terminate the Old Employment Agreement and enter into a new agreement based on the terms and conditions set forth below.

      NOW,  THEREFORE,  in   consideration  of  the   mutual  covenants   and
 obligations hereinafter set forth, the parties agree as follows:

      1.   TERMINATION OF OLD EMPLOYMENT AGREEMENT.

      The parties agree that the Old Employment Agreement shall be terminated concurrently with the Effective Date of this Agreement and shall be of no further force or effect thereafter. The parties hereto waive and release all rights they may have under the Old Employment Agreement as of the Effective Date.

      2.   EMPLOYMENT.

      The Company desires to continue to employ the Executive, and the Executive agrees to continue to work in the employ of the Company, according to the following terms and conditions.

      3.   DUTIES.

      (a) The Company will continue to employ the Executive as Chief Executive Officer ("CEO") and Chief Operating Officer ("COO") of the Company.

      (b) The Executive will serve in the Company's employ in that position.

      (c) Under  the direction  of  the Board  of  Directors of  the  Company
 ("Board"), the Executive shall have such powers, functions, duties, responsibilities and authority as are customarily required of and given to a CEO and COO and such other duties and responsibilities commensurate with such position. Such powers, functions, authority, duties and responsibilities shall include, but not be limited to: the day-to-day management of the Company, its personnel, and such additional powers, authority, functions, duties and responsibilities as may be assigned to him by the Board or its designee. Executive shall use his best efforts to achieve all performance goals and criteria established by the Board. Executive shall exercise such powers and authority and perform all such functions, duties and responsibilities consistent with Company practices and policies.

      4.   TERM OF EMPLOYMENT.

      The term of employment of Executive is through December 31, 2009. Subject to the provisions of Section 9, the term of the Executive's Employment hereunder shall commence on December 31, 2004. At the discretion of the Board, the term of employment may be extended for additional successive periods of one year, each year beginning on January 1, 2006, and each anniversary date thereafter, provided that during the previous year, the Executive met the stipulated performance criteria established by the Board. All such extensions, if any, must be in writing, approved by the Board, and signed by Executive and an authorized representative of the Company.

      5.   EXTENT OF SERVICES.

      The Executive shall not at any time during his Employment engage in any other business related activities unless those activities do not interfere materially with the Executive's duties and responsibilities to the Company at that time. The foregoing, however, shall not preclude the Executive from engaging in appropriate civic, charitable, professional or trade association activities or from serving on one or more other boards of directors of public or private companies, as long as such activities and services do not conflict with his responsibilities to the Company.

      6.   NO FORCED RELOCATION.

      The Executive shall not be required to move his principal place of residence from the Dallas/Fort Worth, Texas metropolitan area or to perform regular duties that could reasonably be expected to require either such move against his wish or to spend amounts of time each week outside the Dallas/Fort Worth, Texas metropolitan area which are unreasonable in relation to the duties and responsibilities of the Executive hereunder, and the Company agrees that, if it requests the Executive to make such a move and the Executive declines that request, (a) that declination shall not constitute any basis for a termination of the Executive's Employment and (b) no animosity or prejudice will be held against Executive. Executive agrees that future travel in amounts reasonably consistent with Executive's previous amount of travel shall not be deemed unreasonable.

      7.   COMPENSATION.

      (a)   SALARY.

      An annual base salary shall be payable to the Executive by the Company as a guaranteed minimum amount under this Agreement for each calendar year during the period from January 1, 2005 to the termination date of the Executive's Employment. That annual base salary shall (i) accrue daily on the basis of a 365-day year, (ii) be payable to the Executive in the intervals consistent with the Company's normal payroll schedules (but in no event less frequently than semi-monthly) and (iii) be payable beginning January 1, 2005 at an initial annual rate of $500,000. The compensation committee of the Board may determine such other adjustments, which are not inconsistent with the foregoing terms, as may be appropriate based on the Executive's performance during the most recent performance period, in accordance with the Company's compensation policies.

      (b) BONUS.

      At the discretion of the Board's compensation committee, Executive shall be eligible to be paid an annual bonus by the Company for each calendar year during the period from January 1, 2005 to the termination date of the Executive's Employment. That annual bonus shall be payable at such rate and in such amount as is determined by the compensation committee of the board of directors. The Executive's annual bonus, if any, shall be adjusted annually in each December to reflect such adjustments, if any, as the Board's compensation committee determines appropriate based on the Executive's performance during the most recent performance period, in accordance with the Company's compensation policies. A failure of the Company to pay Executive an annual bonus shall not constitute a breach or violation of this Agreement by the Company.

      (c)  OTHER COMPENSATION.

      The Executive shall be entitled to participate in all Compensation Plans from time to time in effect while in the Employment of the Company, regardless of whether the Executive is an Executive Officer. All awards to the Executive under all Incentive Plans shall take into account the Executive's positions with and duties and responsibilities to the Company and its subsidiaries and affiliates. The Company shall supply Executive with an automobile allowance, the make and model of which is subject to the approval of the compensation committee of the Board, and be responsible for all expenses related thereto throughout the term of this Agreement. Executive may select an automobile of his own choosing which is reasonable in cost, appearance and function, taking into account the powers, authority, functions, duties and responsibilities of Executive, and the financial position and condition of the Company. In consideration and in support of Executive's duties under this Agreement, which include fostering the goodwill, growth and earnings of the Company, the Company shall pay for a private club membership for Executive, for such amount as is reasonable taking into account the powers, authority, functions, duties and responsibilities of Executive, subject to approval of the compensation committee of the Board. In order to ensure the health, safety and well being of Executive, the Company will also pay reasonable fees, subject to the prior approval of the compensation committee of the Board, for a duly licensed and qualified co-pilot, also subject to the prior approval of the of the compensation committee of the Board, to aid and assist Executive during Executive's piloting of any aircraft.

      (d)   EXPENSES.

      The Executive shall be entitled to prompt reimbursement of all reasonable business expenses incurred by him in the performance of his duties during the term of this Agreement, subject to the presenting of appropriate vouchers and receipts in accordance with the Company's policies.

      8.   OTHER BENEFITS.

      (a)   EMPLOYEE BENEFITS AND PROGRAMS.

      During the term of this Agreement, the Executive and the members of his immediate family shall be entitled to participate in any employee benefit plans or programs of the Company to the extent that his position, tenure, salary, age, health and other qualifications make him or them, as the case may be, eligible to participate, subject to the rules and regulations applicable thereto.

      (b)   SUBSCRIPTIONS AND MEMBERSHIPS.

      The Company shall pay periodical subscription costs and membership fees and dues for the Executive to join professional organizations appropriate for the Executive, and which further the interests of the Company. The Company shall also pay or reimburse Executive for Executive's membership in such additional clubs and organizations as may be agreed upon as reasonable and appropriate between Executive and the Company.

      (c)    VACATION.

      The Executive shall be entitled to four weeks of vacation leave with full pay during each year of this Agreement (each such year being a 12-month period ending on the one year anniversary date of the commencement of the Executive's employment.) The times for such vacations shall be selected by the Executive, provided the dates selected do not interfere materially with the performance of Executive's duties and responsibilities under this agreement. The Executive may accrue up to four weeks of vacation time from year to year, but vacation time otherwise shall not accrue from year to year.

      (d)  ACCOUNTING

      The Executive shall be entitled to Company paid or reimbursed annual accounting services of up to $700 per year.

      (e)   INSURANCE

      For the term of this Agreement, the Company will provide, at no cost to Executive, term life insurance benefits under two separate policies, the first of which, naming the Company as beneficiary, shall be at the Company's option. The first policy shall designate the Company as the beneficiary and loss payee. This policy shall be procured at the option of the Board and shall have an amount of coverage, which shall be at the discretion of the Board. The second policy shall be in the amount of not less than $2 million with the beneficiary and loss payee designated by the Executive. In the discretion of the Board, during the term of this Agreement, the Company shall also provide, at no cost to Executive, disability insurance sufficient to provide, in the event Executive becomes disabled, payments that would be made to Executive equal or up to the amount equal to Executive's base salary, as of the date of disability, provided such coverage is reasonably available at reasonable cost. Executive may procure his own disability coverage and at  the discretion  of the Board  the cost  of such  disability coverage may be reimbursed, if the Company does not provide the same. Provided however, notwithstanding any other provisions of this agreement, neither the Executive, nor his loss payee or other designee under any life or disability policy shall be entitled to receive any death or disability benefits under any policy of insurance procured or paid for by the Company, if the Executive's death or disability occurs, in whole or in part, as a consequence of an accident or other incident involving an aircraft piloted solely by Executive. Rather, Executive hereby conditionally assigns such benefits to the Company, and hereby designates the Company as his beneficiary, loss payee or other designee in the event of such an accident or incident. Executive hereby directs the insurance company(ies) to pay all such conditionally assigned benefits to the Company in the event of such an accident or incident, which instruction shall survive the death of Executive. The health, safety and well being of Executive is very important to the Company, and the Company has caused this provision to be inserted into this agreement to encourage Executive to pilot his personal aircraft or any other aircraft, if at all, only with the aid and assistance of a duly licensed and qualified co-pilot. Should the Executive's death or disability occur, in whole or in part, as a consequence of an accident or other incident involving an aircraft piloted by Executive and a duly licensed and qualified co-pilot, the conditional assignment and foregoing payment directive of such insurance benefits to the Company shall be void.

      9.    TERMINATION.

      The Executive's Employment hereunder may be terminated prior to the term provided for in Section 4 only under the following circumstances:

      (a)   DEATH.

      The Executive's Employment shall terminate automatically on the date of his death.

      (b)   DISABILITY.

      If a Disability occurs and is continuing, the Executive's Employment shall terminate 180 days after the Company gives the Executive written notice that it intends to terminate his Employment on account of that Disability, or on such later date as the Company specifies in such notice. If the Executive resumes the performance of substantially all of his duties under this Agreement before the termination becomes effective, the notice of intent to terminate shall be deemed to have been revoked. Disability of Executive shall not prevent the Company from making necessary changes during the period of Executive's Disability to conduct its affairs.

      (c)   VOLUNTARY TERMINATION.

      The Executive may terminate his Employment at any time and without Good Cause with 90 days' prior written notice to the Company.

      (d) TERMINATION FOR GOOD CAUSE.

      The Executive may terminate his Employment for Good Cause at any time within 180 days (one year if the Good Cause is the occurrence of a Change of Control) after the Executive becomes consciously aware that the facts and circumstances constituting Good Cause exist are continuing and by giving the Company 30 days' prior written notice that the Executive intends to terminate his Employment for Good Cause, which notice will state with specificity the basis for Executive's contention that Good Cause exists; provided, however, that if Executive terminates for Good Cause due to a Change in Control, the Change in Control must actually occur. A Change in Control will not be deemed to have actually occurred merely because of a pending or possible event. The Executive shall not have Good Cause to terminate his Employment solely by reason of the occurrence of a Change in Control until one year after the date such Change in Control actually occurs. The Executive may not terminate for Good Cause if the facts and circumstances constituting Good Cause are substantially cured by the Company within 30 days following notice to the Company.

      (e) INVOLUNTARY TERMINATION.

      The Executive's Employment is at will. The Company reserves the right to terminate the Executive's Employment at anytime whatsoever, without cause, with 30 days' prior written notice to the Executive.

      (f) INVOLUNTARY TERMINATION FOR CAUSE.

      The Company reserves the right to terminate the Executive's Employment for Cause. In the event that the Company determines that Cause exists under
 Section 13(f)(i) for the termination of the Executive's Employment, the Company shall provide in writing (the "Notice of Cause"), the basis for that determination and the manner, if any, in which the breach or neglect can be cured. If either the Company has determined that the breach or neglect cannot be cured, as set forth in the Notice of Cause, or has advised the Executive in the Notice of Cause of the manner in which the breach or neglect can be cured, but the Executive fails to substantially effect that cure within 30 days after his receipt of the Notice of Cause, the Company shall be entitled to give the Executive written notice of the Company's intention to terminate Executive's Employment for Cause (the "Notice of Intent to Terminate"). Executive shall have the right to object to any Notice of Intent to Terminate Executive's Employment for Cause, by furnishing the Company within ten days of receipt by Executive of the Notice of Intent to Terminate Executive's Employment for Cause, written notice specifying the reasons Executive contends either (i) Cause under Section 13(f)(i) does not exist or has been timely cured or (ii) in the circumstance of a Notice of Intent to Terminate Executive's Employment for Cause under
 Section 13(f)(ii), that such Cause does not exist (the "Notice of Intent to Join Issue over Cause"). The failure of Executive to timely furnish the Company with a Notice of Intent to Join Issue over Cause shall serve to conclusively establish Cause hereunder, and the right of the Company to terminate the Executive's Employment for Cause. Within 30 days following its receipt of a timely Notice of Intent to Join Issue Over Cause, the
 Company must either rescind the Notice of Intent to Terminate the Executive's Employment for Cause, or file a demand for arbitration in accordance with Section 27, to determine whether the Company is entitled to terminate Executive's Employment for Cause. During the pendency of the arbitration proceeding, and until such time as Executive's Employment is terminated, Executive shall be entitled to receive Compensation under this Agreement. In the discretion of the Board, however, the Executive may be reassigned or suspended with pay, during not only the pendency of the arbitration proceeding, but during the period from the date the Company furnishes Executive with a Notice of Intent to Terminate the Executive's Employment for Cause until such date as the notice is rescinded, a determination that Cause does not exist is made in the arbitration proceeding or in the event of a determination that Cause does exist in the arbitration proceeding, the effective date of the termination of Executive's Employment for Cause. In the event that the Company determines that Cause exists under Section 13(f)(ii) or 13(f)(iii) for the termination of the Executive's Employment, it shall be entitled to immediately furnish Executive with a Notice of Intent to Terminate Executive's Employment without providing a Notice of Cause or any opportunity prior to that notice to contest that determination. Any termination of the Executive's Employment for Cause pursuant to this Section 9(f) shall be effective immediately upon the Executive's receipt of the Company's written notice of that termination and the Cause therefore.

      (g) VOLUNTARY TERMINATION AT CONCLUSION OF TERM

      At the expiration of the term of employment as stated in Section 4, either party may terminate this Agreement by giving the other party written notice at least 90 days for the Executive and 30 days for the Company before the expiration of the term of employment stated in Section 4.

      10.  SEVERANCE PAYMENTS.

      Unless effected under Section 9(g), if the Executive's Employment is terminated during the term of this Agreement, the Executive shall be entitled to receive severance payments as follows:

      (a) If the  Executive's Employment  is terminated  under Section  9(a),
 (b), (d), (e)  or (g),  the Company  will pay  or cause  to be  paid to  the
 Executive (or, in the case of a termination under Section 9(a), the beneficiary the Executive has designated in writing to the Company to receive payment pursuant to this Section 10(a) or, in the absence of such designation, the Executive's estate): (i) the Accrued Salary; (ii) the Other Earned Compensation; (iii) the Reimbursable Expenses; and (iv) the Severance Benefit. Provided however, notwithstanding any other provisions of this agreement, neither the Executive nor in the case of a termination under Section 9(a), the beneficiary the Executive has designated in writing to the Company to receive payment pursuant to this Section 10(a) or, in the absence of such designation, the Executive's estate, shall be entitled to receive the Severance Benefit in the event of a termination under Section 9(a) or 9(b), if the Executive death or disability of Executive occurs, in whole or in part, as a consequence of an accident or other incident involving an aircraft piloted solely by Executive. The health, safety and well being of Executive is very important to the Company, and the Company has caused this provision to be inserted into this agreement to encourage Executive to pilot his personal aircraft or any other aircraft, if at all, only with the aid and assistance of a duly licensed and qualified co-pilot. Should there exist a termination Section 9(a) or 9(b) as a result of Executive's death or disability, which occurs, in whole or in part, as a consequence of an accident or other incident involving an aircraft piloted by Executive and a duly licensed and qualified co-pilot, the foregoing restriction governing the payment of the Severance Benefit shall not apply.

      (b) If the Executive's Employment is  terminated under Section 9(c)  or
 (f), the Company will pay or cause to be paid to the Executive: (i) the Accrued Salary determined as of and through the termination date of the Executive's Employment; (ii) the Other Earned Compensation; and (iii) the Reimbursable Expenses.

      (c) Any payments to which the Executive (or his designated beneficiary or estate, if Section 9(a) applies) is entitled pursuant to paragraph (i) of subsection (a) of this Section 10 or paragraph (i) of subsection (b) of this
 Section 10, as applicable, will be paid in a single lump sum within thirty days after the termination date of the Executive's Employment. At the sole option and election of the Executive (or his designated beneficiary or estate, if Section 9(a) applies), which election shall be made within 30 days of the termination of Executive's Employment, the Company shall pay the executive the Severance Benefit, if at all, (1) in a lump sum on a present value basis; (2) on a semi-monthly basis (as if Executive's employment had continued), or (3) on such other periodic basis reasonably requested by Executive (or his designated beneficiary or estate, if Section 9(a) applies), in which event, the payments will be discounted to the extent the periodic basis selected by Executive (or his designated beneficiary or estate, if Section 9(a) applies) results in an earlier payout to Executive (or his designated beneficiary or estate, if Section 9(a) applies) than if Executive were paid on a semi-monthly basis. The Company shall be given credit for all life or disability insurance proceeds paid to Executive (or his designated beneficiary or estate, if Section 9(a) applies) on any policy procured, paid for or reimbursed by the Company pursuant to this Agreement (up to $2 million in the case of life insurance). Upon the failure of the Executive to timely make an election as provided herein, such option and election shall revert to the Company. However, if Section 9(a) applies and the Executive's designated beneficiary or estate is the beneficiary of one or more insurance policies purchased by the Company and then in effect the proceeds of which are payable to that beneficiary by reason of the Executive's death, then (i) the Company, at its option, may credit the amount of those proceeds, as and when paid by the insurer to that beneficiary, against the payment to which the Executive's designated beneficiary or estate is entitled pursuant to paragraph (iv) of subsection
 (a) of this Section 10 and, if it exercises that option, (ii) the payment otherwise due pursuant to that paragraph (iv) will bear interest on the outstanding balance thereof from and including the fifth day after that termination date to the date of payment by the insurer to that beneficiary at the rate of interest specified in Section 32; and provided, further, that if Section 9(b) applies and the Executive is the beneficiary of disability insurance purchased by the Company and then in effect, the Company, at its option, may credit the proceeds of that insurance which are payable to the Executive, valued at their present value as of that termination date using the interest rate specified in Section 32 and then in effect as the discount rate, against the payment to which the Executive is entitled pursuant to paragraph (iv) of subsection (a) of this Section 10. Any payments to which the Executive (or his designated beneficiary or estate, if Section 9(a) applies) is entitled pursuant to paragraphs (ii) and (iii) of subsection (a) or (b) of this Section 10, as applicable, will be paid in a single lump sum within five days after the termination date of the Executive's Employment or as soon thereafter as is administratively feasible, together with interest accrued thereon from and including the fifth day after that termination date to the date of payment at the rate of interest specified in Section 32.

      (d) Except as provided in Sections 15, 25 and this Section, the Company will have no payment obligations under this Agreement to the Executive (or his designated beneficiary or estate, if Section 9(a) applies) after the termination date of the Executive's Employment.

      11.  RESIGNATIONS.

      Upon termination of Executive's employment with or without cause, Executive shall resign as an officer of the Company and will thereafter refuse election as an officer or director of the Company.

      12.  RETURN OF DOCUMENTS.

      Upon termination of Executive's employment with or without cause, Executive shall immediately return and deliver to the Company and shall not retain any originals or copies of any books, papers, price lists, customer contracts, bids, customer lists, files, notebooks or any other documents containing any of the Confidential information or otherwise relating to Executive's performance of duties under this Agreement. Executive further acknowledges and agrees that all such documents are the Company's sole and exclusive property.

      13.  DEFINITION OF TERMS.

      The following terms used in this Agreement when capitalized shall have the following meanings:

      (a)   ACCRUED SALARY.

      "Accrued Salary" shall mean the salary that has accrued, and the salary that would accrue through and including the last day of the pay period in which the termination date of the Executive's Employment occurs, under
 Section 6(a), which has not been paid to the Executive as of that termination date.

      (b)   ACQUIRING PERSON.

      "Acquiring Person" shall mean any person who or which, together with all Affiliates and Associates of such person, is or are the Beneficial Owner of 50 percent or more of the shares of Common Stock then outstanding, but does not include any Exempt Person; provided, however, that a person shall not be or become an Acquiring Person if such person, together with its Affiliates and Associates, shall become the Beneficial Owner of 50 percent or more of the shares of Common Stock then outstanding solely as a result of a reduction in the number of shares of Common Stock outstanding due to the repurchase of Common Stock by the Company, unless and until such time as such person or any Affiliate or Associate of such person shall purchase or otherwise become the Beneficial Owner of additional shares of Common Stock constituting 1% or more of the then outstanding shares of Common Stock or any other person (or persons) who is (or collectively are) the Beneficial Owner of shares of Common Stock constituting 1% or more of the then outstanding shares of Common Stock shall become an Affiliate or Associate of such person, unless, in either such case, such person, together with all Affiliates and Associates of such person, is not then the Beneficial Owner of 50% or more of the shares of Common Stock then outstanding.

      (c)   AFFILIATE.

      "Affiliate" has the meaning ascribed to that term in Rule 405 of Regulation C.

      (d)   ASSOCIATE.

      "Associate" shall mean, with reference to any person, (i) any corporation, firm, partnership, association, unincorporated organization or other entity (other than the Company or a subsidiary of the Company) of which that person is an officer or general partner (or officer or general partner of a general partner) or is, directly or indirectly, the Beneficial Owner of 10% or more of any class of its equity securities, (ii) any trust or other estate in which that person has a substantial beneficial interest or of which that person serves as trustee or in a similar fiduciary capacity and (iii) any relative or spouse of that person, or any relative of that spouse, who has the same home as that person.

      (e)   BENEFICIAL OWNER.

      A specified person shall be deemed the "Beneficial Owner" of, and shall be deemed to "beneficially own," any securities: (i) of which that person or any of that person's Affiliates or Associates, directly or indirectly, is the "beneficial owner" (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise has the right to vote or dispose of, including pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," any security under this subparagraph (i) as a result of an agreement, arrangement or understanding to vote that security if that agreement, arrangement or understanding: (A) arises solely from a revocable proxy or consent given in response to a public (that is, not including a solicitation exempted by Exchange Act Rule 14a-2(b)(2)) proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the Exchange Act; and (B) is not then reportable by such person on Exchange Act Schedule 13D (or any comparable or successor report); (ii) which that person or any of that person's Affiliates or Associates, directly or indirectly, has the right or obligation to acquire (whether that right or obligation is exercisable or effective immediately or only after the passage of time or the occurrence of an event) pursuant to any agreement, arrangement or understanding (whether or not in writing) or on the exercise of conversion rights, exchange rights, other rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," securities tendered pursuant to a tender or exchange offer made by that person or any of that person's Affiliates or Associates until those tendered securities are accepted for purchase or exchange; or (iii) which are beneficially owned, directly or indirectly, by (A) any other person (or any Affiliate or Associate thereof) with which the specified person or any of the specified person's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy or consent as described in the proviso to subparagraph (i) of this definition) or disposing of any voting securities of the Company or (B) any group (as that term is used in Exchange Act Rule 13d-5(b)) of which that specified person is a member; provided, however, that nothing in this definition shall cause a person engaged in business as an underwriter of securities to be the "Beneficial Owner" of, or to "beneficially own," any securities acquired through that person's participation in good faith in a firm commitment underwriting until the expiration of 40 days after the date of that acquisition. For purposes of this Agreement, "voting" a security shall include voting, granting a proxy, acting by consent making a request or demand relating to corporate action (including, without limitation, calling a stockholder meeting) or otherwise giving an authorization (within the meaning of Section 14(a) of the Exchange Act) in respect of such security.

      (f)   CAUSE.

      "Cause" shall mean that the Executive has (i) willfully breached or habitually neglected (otherwise than by reason of injury, or physical or mental illness, or any disability as defined by the Americans with Disabilities Act of 1990, Public Law 101-336, 42 U.S.C.A. S 12101 et seq.) material duties which he was required to perform under the terms of this Agreement, (ii) committed and been charged with act(s) of dishonesty or fraud, or (iii) piloted any aircraft without the aid and assistance of a duly licensed and qualified co-pilot approved by the Company.

      (g)   CHANGE OF CONTROL.

      "Change of Control" shall mean the occurrence of the following  events:
 (i) any person or entity becomes an Acquiring Person, or (ii) a merger of the Company with or into, or a sale by the Company of its properties and assets substantially as an entirety to, another person or entity; (iii) a majority of the incumbent board of directors cease for any reason to constitute at least a majority of the Board; and (iv) immediately after the occurrence of (i), (ii) or (iii) above, any person or entity, other than an Exempt Person, together with all Affiliates and Associates of such person or entity, shall be the Beneficial Owner of 50% or more of the total voting power of the then outstanding Voting Shares of the person or entity surviving that transaction (in the case of a merger or consolidation), or the person or entity acquiring those properties and assets substantially as an entirety.

      (h)   COMPANY.

      "Company" shall  mean  (i)  First  Cash  Financial  Services,  Inc.,  a
 Delaware corporation, and (ii) any person or entity that assumes the obligations of "the Company" hereunder, by operation of law, pursuant to
 Section 18 or otherwise.

      (i)   COMPENSATION PLAN.

      "Compensation Plan" shall mean any compensation arrangement, plan, policy, practice or program established, maintained or sponsored by the Company or any subsidiary of the Company, or to which the Company or any subsidiary of the Company contributes, on behalf of any Executive Officer or any member of the immediate family of any Executive Officer by reason of his status as such, (i) including (A) any "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or other "employee benefit plan" (as defined in
 Section 3(3) of ERISA), (B) any other retirement or savings plan, including any supplemental benefit arrangement relating to any plan intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), or whose benefits are limited by the Code or ERISA,
 (C) any "employee welfare plan" (as defined in Section 3(1) of ERISA), (D) any arrangement, plan, policy, practice or program providing for severance pay, deferred compensation or insurance benefit, (E) any Incentive Plan and
 (F) any arrangement, plan, policy, practice or program (1) authorizing and providing for the payment or reimbursement of expenses attributable to air travel and hotel occupancy while traveling on business for the Company or
 (2) providing for the payment of business luncheon and country club dues, long-distance charges, mobile phone monthly air time or other recurring monthly charges or any other fringe benefit, allowance or accommodation of employment, but (ii) excluding any compensation arrangement, plan, policy, practice or program to the extent it provides for annual base salary.

      (j)   DISABILITY.

      "Disability" shall mean that the Executive, with reasonable accommodation, has been unable to perform his essential duties under this Agreement for a period of at least six consecutive months as a result of his incapacity due to injury or physical or mental illness, any disability as defined in a disability insurance policy which provides coverage for the Executive, or any disability as defined by the Americans with Disabilities Act of 1990, Public Law 101-336, 42 U.S.C.A. S 12101 et seq.

      (k)   EMPLOYMENT.

      "Employment" shall mean the salaried employment of the Executive by the Company or a subsidiary of the Company hereunder.

      (l)   EXECUTIVE OFFICER.

      "Executive Officer" shall mean any of the chief executive officer, the chief operating officer, the chief financial officer, the president, any executive, regional or other group or senior vice president or any vice president of the Company.

      (m)   EXEMPT PERSON.

      "Exempt Person" shall mean: (i)(A) the Company, any subsidiary of the Company, any employee benefit plan of the Company or any subsidiary of the Company and (B) any person organized, appointed or established by the Company for or pursuant to the terms of any such plan or for the purpose of funding any such plan or funding other employee benefits for employees of the Company or any subsidiary of the Company; (ii) the Executive, any Affiliate of the Executive which the Executive controls or any group (as that term is used in Exchange Act Rule 13d-5(b)) of which the Executive or any such Affiliate is a member.

      (n)   GOOD CAUSE.

      "Good Cause" for the Executive's termination of his Employment shall mean: (i) any decrease in the annual base salary under Section 7(a) or any other violation hereof in any material respect by the Company; (ii) any material reduction in the Executive's compensation under Section 7; (iii) the assignment to the Executive of duties inconsistent in any material respect with the Executive's then current positions (including status, offices, titles and reporting requirements), authority, duties or responsibilities or any other action by the Company which results in a material diminution in those positions, authority, duties or responsibilities; (iv) any unapproved relocation of the Executive; or (v) the occurrence of a Change of Control. Good Cause shall not exist if the Company cures within the period prescribed herein.

      (o) INCENTIVE PLAN.

      "Incentive Plan" shall mean any compensation arrangement, plan, policy, practice or program established, maintained or sponsored by the Company or any subsidiary of the Company, or to which the Company or any subsidiary of the Company contributes, on behalf of any Executive Officer and which provides for incentive, bonus or other performance-based awards of cash, securities, the phantom equivalent of securities or other property, including any stock option, stock appreciation right and restricted stock plan, but excluding any plan intended to qualify as a plan under any one or more of Sections 401(a), 401(k) or 423 of the Code.

      (p) OTHER EARNED COMPENSATION.

      "Other Earned Compensation" shall mean all the compensation earned by the Executive prior to the termination date of his Employment as a result of his Employment (including compensation the payment of which has been deferred by the Executive, but excluding Accrued Salary and compensation to be paid to the Executive in accordance with the terms of any Compensation
 Plan), together with all accrued interest or earnings, if any, thereon, which has not been paid to the Executive as of that date.

      (q) REIMBURSABLE EXPENSES.

      "Reimbursable Expenses" shall mean the expenses incurred by the Executive on or prior to the termination date of his Employment which are to be reimbursed to the Executive under Section 7(c) and which have not been reimbursed to the Executive as of that date.

      (r) SEVERANCE BENEFIT.

      "Severance Benefit"  shall mean  all  Compensation provided  for  under
 Section 7 through the remainder of the Executive's term of employment, it being the parties' intent that, except for a termination under Section 9(c),
 (f) or (g), the Executive shall receive all Compensation as if his term of employment continued as provided for under Section 4.

      14.  COVENANTS NOT TO COMPETE

      (a) Executive's Acknowledgment. Executive agrees and acknowledges that in order to assure the Company that it will retain its value as a going concern, it is necessary that Executive undertake not
           to  utilize  his  special  knowledge  of  the  business  and   his
           relationships with customers and vendors to compete with the Company. Executive further acknowledges that:

           (i) the Company is and will be engaged in the business of pawnshop services, deferred presentment transactions, small loan business, short-term loan business, payday loan services and check cashing services;

           (ii) Executive will occupy a position of trust and confidence with the Company prior to the date of this agreement and, during such period and Executive's employment under this agreement, Executive will become familiar with the Company's trade secrets and with other proprietary and confidential information concerning the Company;

           (iii) the agreements and covenants contained in this Section 14 are essential to protect the Company and the goodwill of the business; and

           (iv) Executive's employment with the Company has special, unique and extraordinary value to the Company and the Company would be irreparably damaged if Executive were to provide services to any person or entity in violation of the provisions of this agreement.

      (b) Company's Acknowledgement. The Company hereby acknowledges that it will provide Executive with confidential and trade secret information relating to the operation of the Company's business, including but not limited to, customer lists, operating manuals, internal controls, computer systems, computer controls, day-to-day operating procedures, management of personnel, hiring and firing of personnel, promoting personnel, marketing of the company's products, new store site selection, selection of new geographic markets, and details of the industries' laws and regulation.

      (c) Competitive Activities. Executive hereby agrees that for a period commencing on the date hereof and ending one year following the later of (i) termination of Executive's employment with the
           Company for whatever reason, and (ii) the conclusion of the period, if any, during which the Company is making payments to Executive, he will not, directly or indirectly, as employee, agent, consultant, stockholder, director, co-partner or in any other individual or representative capacity, own, operate, manage, control, engage in, invest in or participate in any manner in, act as a consultant or advisor to, render services for (alone or in association with any person, firm, corporation or entity), or otherwise assist any person or entity (other than the Company) that engages in or owns, invests in, operates, manages or controls any venture or enterprise that directly or indirectly engages or proposes in engage in the business of pawnshops, check cashing services, payday loan services or proposes to in engage in the business of the distribution or sale of (i) products distributed, sold or licensed by the Company or services provided by the Company at the time of termination or (ii) products or services proposed at the time of such termination to be distributed, sold, licensed or provided by the Company within 50 miles of any of the Company's locations (the "Territory"); provided, however, that nothing contained herein shall be construed to prevent Executive from investing in the stock of any competing corporation listed on a national securities exchange or traded in the over-the-counter market, but only if Executive is not involved in the business of said corporation and if Executive and his associates (as such term is defined in Regulation 14(A) promulgated under the Securities Exchange Act of 1934, as in effect on the date hereof), collectively, do not own more than an aggregate of two percent of the stock of such corporation. With respect to the Territory, Executive specifically acknowledges that the Company has conducted the business throughout those areas comprising the Territory and the Company intends to continue to expand the business throughout the Territory.

      (d) Blue Pencil. If an arbitrator shall at any time deem the terms of this agreement or any restrictive covenant too lengthy or the Territory too extensive, the other provisions of this section 14 shall nevertheless stand, the restrictive period shall be deemed to be the longest period permissible by law under the circumstances and the Territory shall be deemed to comprise the largest territory permissible by law under the circumstances. The arbitrator in each case shall reduce the restricted period and/or the Territory to permissible duration or size.

      (e) Non-Solicitation of Employees. Executive agrees that while employed by the Company and for two (2) years after the termination of the Executive's employment for whatever reason, the Executive will not recruit, hire or attempt to recruit or hire, directly or assisted by others, any other employee of the Company with whom the Executive had contact during the Executive's employment with the Company. For the purposes of this paragraph, a contact means any interaction whatsoever between the Executive and the other employee.

      (f) Non-Solicitation of Customers. Executive agrees that while employed by the Company and for two (2) years after the termination of the Executive's employment for whatever reason, the Executive will not directly or indirectly, for himself or on behalf of any other person, partnership, company, corporation or other entity, solicit or attempt to solicit, for the purpose of engaging in competition with the Company,

           (i) any person or entity whose account was serviced by Executive at the Company; or

           (ii) any person or entity who is or has been a customer of the Company prior to Executive's termination; or

           (iii) any person or entity the Company has targeted and contacted prior to Executive's termination for the purpose of establishing a customer relationship.

      Executive agrees that these restrictions are necessary to protect Executive's legitimate business interests, and Executive agrees that these restrictions will not prevent Executive from earning a livelihood.

      15. TAX INDEMNITY.

      Should any of the payments of salary, other incentive or supplemental compensation, benefits, allowances, awards, payments, reimbursements or other perquisites, or any other payment in the nature of compensation, singularly, in any combination or in the aggregate, that are provided for hereunder to be paid to or for the benefit of the Executive be determined or alleged to be subject to an excise or similar purpose tax pursuant to
 Section 4999 of the Code, or any successor or other comparable federal, state or local tax law by reason of being a "parachute payment" (within the meaning of Section 280G of the Code), the parties agree to negotiate in good faith changes to this Agreement necessary to avoid such excise or similar purpose tax, without diminishing Executive's salary, other incentive or supplemental compensation, benefits, allowances, awards, payments, reimbursements or other perquisites, or any other payment in the nature of compensation. Alternatively, the Company shall pay to the Executive such additional compensation as is necessary (after taking into account all federal, state and local taxes payable by the Executive as a result of the receipt of such additional compensation) to place the Executive in the same after-tax position (including federal, state and local taxes) he would have been in had no such excise or similar purpose tax (or interest or penalties thereon) been paid or incurred. The Company hereby agrees to pay such additional compensation within the earlier to occur of (i) five business days after the Executive notifies the Company that the Executive intends to file a tax return taking the position that such excise or similar purpose tax is due and payable in reliance on a written opinion of the Executive's tax counsel (such tax counsel to be chosen solely by the Executive) that it is more likely than not that such excise tax is due and payable or (ii) 24 hours of any notice of or action by the Company that it intends to take the position that such excise tax is due and payable. The costs of obtaining the tax counsel opinion referred to in clause (i) of the preceding sentence shall be borne by the Company, and as long as such tax counsel was chosen by the Executive in good faith, the conclusions reached in such opinion shall not be challenged or disputed by the Company. If the Executive intends to make any payment with respect to any such excise or similar purpose tax as a result of an adjustment to the Executive's tax liability by any federal, state or local tax authority, the Company will pay such additional compensation by delivering its cashier's check payable in such amount to the Executive within five business days after the Executive notifies the Company of his intention to make such payment. Without limiting the obligation of the Company hereunder, the Executive agrees, in the event the Executive makes any payment pursuant to the preceding sentence, to negotiate with the Company in good faith with respect to procedures reasonably requested by the Company which would afford the Company the ability to contest the imposition of such excise or similar purpose tax; provided, however, that the Executive will not be required to afford the Company any right to contest the applicability of any such excise or similar purpose tax to the extent that the Executive reasonably determines (based upon the opinion of his tax counsel) that such contest is inconsistent with the overall tax interests of the Executive.

      16.  LOCATIONS OF PERFORMANCE.

      The Executive's services shall be performed primarily in the vicinity of Arlington, Texas. The parties acknowledge, however, that the Executive will be required to travel in connection with the performance of his duties.

      17.  PROPRIETARY INFORMATION.

      (a) The Executive agrees to comply fully with the Company's policies relating to non-disclosure of the Company's trade secrets and proprietary information and processes. Without limiting the generality of the foregoing, the Executive will not, during the term of his Employment, disclose any such secrets, information or processes to any person, firm, corporation, association or other entity for any reason or purpose whatsoever except as may be required by law or governmental agency or legal process, nor shall the Executive make use of any such property for his own purposes or for the benefit of any person, firm, corporation or other entity (except the Company or any of its subsidiaries) under any circumstances during or after the term of his Employment, provided that after the term of his Employment this provision shall not apply to secrets, information and processes that are then in the public domain (provided that the Executive was not responsible, directly or indirectly, for such secrets, information or processes entering the public domain without the Company's consent).

      (b) The Executive hereby sells, transfers and assigns to the Company all the entire right, title and interest of the Executive in and to all inventions, ideas, disclosures and improvements, whether patented or unpatented, and copyrightable material, to the extent made or conceived by the Executive solely or jointly with others during the term of this Agreement, which relates to the competitive businesses (pawn, payday, retail sales or lending) of the Company. The Executive shall communicate promptly and disclose to the Company, in such form as the Company requests, all information, details and data pertaining to the aforementioned and, whether during the term hereof or thereafter, the Executive shall execute and deliver to the Company such formal transfers and assignments and such other papers and documents as may be required of the Executive to permit the Company to file and prosecute any patent applications relating to same and, as to copyrightable material, to obtain copyright thereon.

      (c) Trade secrets, proprietary information and processes shall not be deemed to include information which is: (i) known to the Executive at the time it is disclosed to him; (ii) publicly known (or becomes publicly known) without the fault or negligence of Executive; (iii) received from a third party without restriction and without breach of this Agreement; (iv) approved for release by written authorization of the Company; or (v) required to be disclosed by law or legal process; provided, however, that in the event of a proposed disclosure pursuant to this subsection (c)(v), the Executive shall give the Company prior written notice before such disclosure is made in a time and manner which will best provide the Company with the ability to oppose such disclosure.

      18.   ASSIGNMENT.

      This Agreement may not be assigned by either party; provided that the Company may assign this Agreement (i) in connection with a merger or consolidation involving the Company or a sale of its business, properties and assets substantially as an entirety to the surviving corporation or purchaser as the case may be, so long as such assignee assumes the Company's obligations hereunder; and (ii) so long as the assignment in the reasonable discretion of Executive does not result in a materially increased risk of non-performance of the Company's obligations hereunder by the assignee. The Company shall require as a condition of such assignment any successor (direct or indirect (including, without limitation, by becoming the sole stockholder of the Company) and whether by purchase, merger, consolidation, share exchange or otherwise) to the business, properties and assets of the Company substantially as an entirety expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Company would have been required to perform it had no such succession taken place. This Agreement shall be binding upon all successors and assigns. In the event of a Change of Control, and regardless of whether the Executive's employment is thereafter terminated, and return to Executive (or, in the case of termination under Section 9(a), the beneficiary the Executive has designated in writing to the Company to receive payment pursuant to Section 9(a) or in the absence of such designation, the Executive's estate) within ten days, all property securing the payment thereof. Any taxes due by Executive as a result of the forgiveness under this provision of the Executive's debt to the Company will be the sole obligation of the Company.

      19.  NOTICES.

      Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and sent by registered or certified mail to the Executive at his residence maintained on the Company's records, or to the Company at its address at 690 E. Lamar Blvd. Suite 400, Arlington, Texas 76011, Attention: Corporate Secretary, or such other addresses as either party shall notify the other in accordance with the above procedure.

      20.  FORCE MAJEURE.

      Neither party shall be liable to the other for any delay or failure to perform hereunder, which delay or failure is due to causes beyond the control of said party, including, but not limited to: acts of God; acts of the public enemy; acts of the United States of America or any state, territory or political subdivision thereof or of the District of Columbia; fires; floods; epidemics; quarantine restrictions; strikes; or freight embargoes; provided, however, that this Section 20 will not relieve the Company of any of its payment obligations to the Executive under this Agreement. Notwithstanding the foregoing provisions of this Section 20, in every case the delay or failure to perform must be beyond the control and without the fault or negligence of the party claiming excusable delay.

      21.  INTEGRATION.

      This Agreement represents the entire agreement and understanding between the parties as to the subject matter hereof and supersedes all prior or contemporaneous agreements whether written or oral. No waiver, alteration or modification of any of the provisions of this Agreement shall be binding unless in writing and signed by duly authorized representatives of the parties hereto.

      22.  WAIVER.

      Failure or delay on the part of either party hereto to enforce any right, power or privilege hereunder shall not be deemed to constitute a waiver thereof. Additionally, a waiver by either party of a breach of any promise herein by the other party shall not operate as or be construed to constitute a waiver of any subsequent breach by such other party.

      23.  SAVINGS CLAUSE.

      If any term, covenant or condition of this Agreement or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term, covenant or condition of this Agreement shall be valid and enforced to the fullest extent permitted by law.

      24.  AUTHORITY TO CONTRACT.

      The Company warrants and represents to the Executive that the Company has full authority to enter into this Agreement and to consummate the transactions contemplated hereby and that this Agreement is not in conflict with any other agreement to which the Company is a party or by which it may be bound. The Company further warrants and represents to the Executive that the individual executing this Agreement on behalf of the Company has the full power and authority to bind the Company to the terms hereof and has been authorized to do so in accordance with the Company's articles or certificate of incorporation and bylaws.

      25.  PAYMENT OF EXPENSES.

      If at any time during the term hereof or afterwards: (a) there should exist a dispute or conflict between the Executive and the Company or another Person as to the validity, interpretation or application of any term or condition hereof, or as to the Executive's entitlement to any benefit intended to be bestowed hereby, which is not resolved to the satisfaction of the Executive, (b) the Executive must (i) defend the validity of this Agreement or (ii) contest any determination by the Company concerning the amounts payable (or reimbursable) by the Company to the Executive or (c) the Executive must prepare responses to an Internal Revenue Service ("IRS") audit of, or otherwise defend, his personal income tax return for any year the subject of any such audit, or an adverse determination, administrative proceedings or civil litigation arising there from, which is occasioned by or related to an audit by the IRS of the Company's income tax returns, then the Company hereby unconditionally agrees: (a) on written demand of the Company by the Executive, to provide sums sufficient to advance and pay on a current basis (either by paying directly or by reimbursing the Executive) not less than 30 days after a written request therefor is submitted by the Executive, all the Executive's costs and expenses (including, without limitation, attorney's fees, expenses of investigation, travel, lodging, copying, delivery services and disbursements for the fees and expenses of experts, etc.) incurred by the Executive in connection with any such matter;
 (b) the Executive shall be entitled, on demand in accordance with Section 27, below, to the entry of a mandatory injunction without the necessity of posting any bond with respect thereto which compels the Company to pay or advance such costs and expenses on a current basis; and (c) the Company's obligations under this Section 25 will not be affected if the Executive is not the prevailing party in the final resolution of any such matter unless it is determined pursuant to Section 27 that, in the case of one or more of such matters, the Executive has acted in bad faith or without a reasonable basis for his position, in which event and, then only with respect to such matter or matters, the successful or prevailing party or parties shall be entitled to recover from the Executive reasonable attorneys' fees and other costs incurred in connection with that matter or matters (including the amounts paid by the Company in respect of that matter or matters pursuant to this Section 25), in addition to any other relief to which it or they may be entitled.

      26.  REMEDIES.

      In the event of a breach by the Executive of Section 14 or 17 of this Agreement, in addition to other remedies provided by applicable law, the Company will be entitled to issuance of a temporary restraining order or preliminary injunction enforcing its rights under such Section.

      27.  ARBITRATION.

      This Agreement Is Subject to Binding Arbitration. Any dispute or controversy arising under or in connection with this Agreement or in any manner associated with Employee's employment (other than those described in
 Section 26 - Remedies) shall be settled exclusively by arbitration in Arlington, Texas, in accordance with the rules of the American Arbitration Association then in effect. The parties agree to execute and be bound by the mutual agreement to arbitrate claims attached hereto as Attachment A. Should Executive revoke his signature under section (d) of paragraph 13 of the attachment, this agreement shall be void.

      28.  GOVERNING LAW.

      This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

      29.  WAIVER OF ACTUAL OR POTENTIAL CONFLICTS OF INTEREST

      Should it become necessary for Executive to seek to enforce the terms of this Agreement, the Company consents to Executive's use of counsel which either then or may have in the past represented the Company, provided that counsel agrees to undertake Executive's representation, and such representation and waiver of actual or potential conflicts of interest is in accordance with the Texas State Bar Rules, including the Texas Disciplinary Rules of Professional Conduct. To the extent permitted by the Rules, the Company waives any such actual or potential conflict of interest arising thereby.

      30.  COUNTERPARTS.

      This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      31.  INDEMNIFICATION.

      The Executive shall be indemnified by the Company to the maximum permitted by the law of the state of the Company's incorporation, and by the law of the state of incorporation of any subsidiary of the Company of which the Executive is a director or an officer or employee, as the same may be in effect from time to time.

      32.  INTEREST.

      If any amounts required to be paid or reimbursed to the Executive hereunder are not so paid or reimbursed at the times provided herein (including amounts required to be paid by the Company pursuant to Sections 7, 15 and 25), those amounts shall bear interest at the rate of 7%, from the date those amounts were required to have been paid or reimbursed to the Executive until those amounts are finally and fully paid or reimbursed; provided, however, that in no event shall the amount of interest contracted for, charged or received hereunder exceed the maximum non-usurious amount of interest allowed by applicable law.

      33.  TIME OF THE ESSENCE.

      Time is of the essence with respect to any act required to be performed by this Agreement.

      34.  PRIOR INSTRUMENTS UNAFFECTED.

      All prior instruments between the Company and Executive shall remain in full force and effect and the terms and conditions thereof shall not be affected by this Agreement.


 FIRST CASH FINANCIAL SERVICES, INC.            EXECUTIVE

 By:/s/Phillip E. Powell                        By:/s/ J. Alan Barron
 -----------------------                        ---------------------
 Phillip E. Powell                              J. Alan Barron
 Chairman of the Board

                                ATTACHMENT "A"
                        MUTUAL AGREEMENT TO ARBITRATE

 1. I, J. Alan Barron, recognize that differences could arise between First Cash Financial Services, Inc. ("the Company") and me during or following my employment with the Company. I understand and agree that by entering into this Mutual Agreement to Arbitrate ("Agreement"), I gain the benefits of a speedy, impartial dispute-resolution procedure.

 2. I understand that any reference in this Agreement to the Company will be a reference also to all stockholders, directors, officers, employees, parents, subsidiaries and affiliated entities, all benefit plans, the benefit plans' sponsors, fiduciaries, administrators, and all successors and assigns of any of them.

 Claims Covered by the Agreement

 3. The Company and I mutually agree to the resolution by arbitration of all claims or controversies ("claims"), whether or not arising out of my employment (or its termination), that the Company may have against me or that I may have against the Company. The claims covered by this Agreement include, but are not limited to, claims under my Employment Agreement, claims for wages or other compensation due; for breach of any contract or covenant (express or implied); tort claims; claims for discrimination (including, but not limited to, race, sex, color, religion, national origin, age (state or federal Age Discrimination in Employment Act), marital status, veterans status, sexual preference, medical condition, handicap or disability); claims for benefits (except where an employee benefit or pension plan specifies that its claims procedure shall culminate in an arbitration procedure different from this one); and claims for violation of any federal, state, or other law, statute, regulation, or ordinance, except claims excluded in the following paragraphs.

 Claims Not Covered by the Agreement

 4. Claims I may have for workers' compensation or unemployment compensation benefits are not covered by this Agreement.

 Arbitration

 5. (a) Procedure for Injunctive Relief. In the event either the Company or myself seeks injunctive relief, the claim shall be administratively expedited by the American Arbitration Association ("AAA"), which shall appoint a single, neutral arbitrator for the limited purpose of deciding such claim. Such arbitrator shall be a qualified member of the State Bar of Texas in good standing, and preferably shall be a retired state or federal district judge. The single arbitrator shall decide the claim for injunctive relief immediately on hearing or receiving the parties' submissions (unless, in the interests of justice, he must rule ex parte); provided, however, that the single arbitrator shall rule on such claims within 24 hours of submission of the claim to the AAA. The single arbitrator's ruling shall not extend beyond 14 calendar days and on application by the claimant, up to an additional 14 days following which, after a hearing on the claim for injunctive relief, a temporary injunction may issue pending the award.
 Any relief granted under this procedure for injunctive relief shall be specifically enforceable in Tarrant County District Court on an expedited, ex parte basis and shall not be the subject of any evidentiary hearing or further submission by either party, but the court, on application to enforce a temporary order, shall issue such orders as necessary to its enforcement.

     (b) Procedure after a Claim for Injunctive Relief or where no
 Claim for Injunctive Relief Is Made.   The arbitrator shall be selected
 as follows: in the event the Company and I agree on one arbitrator, such arbitrator shall conduct the arbitration. In the event the Company and I do not agree, the Company and I shall each select one independent, qualified arbitrator, and the two arbitrators so selected shall select the third arbitrator. The arbitrator(s) are herein referred to as the "Panel." The Company reserves the right to object to any individual arbitrator who shall be employed by or affiliated with a competing organization.

     (c) The Arbitration shall take place at Arlington, Texas, or any other location mutually agreeable to us. At the request of either of us, arbitration proceedings will be conducted in the utmost secrecy; in such case all documents, testimony and records shall be received, heard and maintained by the Panel in secrecy, available for inspection only by the Company or me and our respective attorneys and our respective experts, who shall agree in advance and in writing to receive all such information confidentially and to maintain such information in secrecy until such information shall become generally known. The Panel shall be able to award any and all relief, including relief of an equitable nature. The award rendered by the Panel may be enforceable in any court having jurisdiction thereof.

     (d) The Company will pay all the fees and out-of-pocket expenses of each arbitrator selected pursuant to this Section 5 and the AAA. In addition, the Company will pay my reasonable attorneys' fees, unless the arbitration is the result of a termination for cause as defined in Section 13(f)(ii) of the Executive Employment Agreement to which this Attachment is appended.

 Requirements for Modification or Revocation

 6. This Agreement to arbitrate shall survive the termination of my employment. It can only be revoked or modified by a writing signed by the Company and I, which specifically states a mutual intent to revoke or modify this Agreement.

 Sole and Entire Agreement

 7. This is the complete agreement of us on the subject of arbitration of disputes [except for any arbitration agreement in connection with any pension or benefit plan].

 This Agreement supersedes any prior or contemporaneous oral or written understanding on the subject.

 8. Neither of us is relying on any representations, oral or written, on the subject of the effect, enforceability or meaning of this Agreement, except as specifically set forth in this Agreement.

 Construction

 9. If any provision of this Agreement is found to be void or otherwise unenforceable, in whole or in part, such adjudication shall not affect the validity of the remainder of the Agreement.

 Consideration

 10. The promises by the Company and by me to arbitrate differences, rather than litigate them before courts or other bodes, provide consideration for each other. In addition, I have entered into an Employment Agreement as further consideration for entering into this Agreement.

 Not an Employment Agreement

 11. This Arbitration Agreement is purely procedural. It does not provide any substantive rights in addition to those provided by applicable law or my Employment Agreement.

 Voluntary

 12. I acknowledge that I have carefully read this agreement, that I understand its terms, that all understandings and agreements between the company and me relating to the subjects covered in the agreement are contained in it, and that I have entered into the agreement voluntarily and not in reliance on any promises or representations by the company other than those contained in this agreement itself.

 13.  The Age Discrimination in Employment Act protects individuals over
 40 years of age from age discrimination. The ADEA contains some special requirements before an employee can give up the right to file a lawsuit in court. The following provisions are designed to comply with those requirements.

         a. I agree that this Agreement to arbitrate is valuable to me, because it permits a faster resolution of claims that I would receive in court.
         b.  I have been advised to consult an attorney before signing this.

         c. I have 21 days to consider this Agreement. However, I may sign it sooner if I wish to do so.

         d. I have 7 days following my signing this Agreement to revoke my signature, and the Agreement will not be legally binding until the 7 day period has gone by.

 14. I FURTHER ACKNOWLEDGE THAT I HAVE BEEN GIVEN THE OPPORTUNITY TO DISCUSS THIS AGREEMENT WITH MY PRIVATE LEGAL COUNSEL AND HAVE AVAILED MYSELF TO THAT OPPORTUNITY TO THE EXTENT I WISH TO DO SO.

 FIRST CASH FINANCIAL SERVICES, INC.            EXECUTIVE

 By:/s/ Phillip E. Powell                       By: /s/J. Alan Barron
 ------------------------                       ---------------------
 Phillip E. Powell                              J. Alan Barron
 Chairman of the Board